IRONCLAD TITLE, L.L.C.

OWNED AND OPERATED BY
ROBICHAUX, MIZE, WADSACK, RICHARDSON & WATSON, L.L.C.
ATTORNEYS AT LAW

MEMBERS
JOHN F. ROBICHAUX, N.T.P.*
N. CRAIG RICHARDSON
JARED L. WATSON
MATTHEW M. MIZE
LANDON R.G. ROBERTS

*NATIONAL TITLE PROFESSIONAL

OF COUNSEL
W. JOSEPH MIZE
JOHN F. WADSACK

P. O. BOX 2065 (70602-2065)
1777 RYAN STREET
LAKE CHARLES, LA 70601
TELEPHONE: (337) 433-0234
FACSIMILE: (337) 433-1274

WWW.IRONCLADTITLE.COM

ASSOCIATES
MARGARET A. SABADIE
MATTHEW E. LOGNION
MATTHEW B. PETTAWAY

Writer's Email Address: bcb@ironcladtitle.com
Writer's Extension: 105

March 6, 2019

LaSheita Thomas
Tulsa Real Estate Fund LLC
3355 Lenox Road NE, Suite 750
Atlanta, GA 30326

RE: 1806 Knapp Street – Elixir of Life LLC – Our file No. E0885-001

Dear Ms. Thomas:

Enclosed please find the following:

1) Check No.74597 in the amount of 14,166.00 representing January Payment and seller/lender points;
2) Original executed promissory note;
3) Certified Copy of the Sale with Vendor's Lien and Mortgage & Pledge and Collateral Assignment of Leases & Rents; and
4) Executed Copy of the settlement statement.

I have also enclosed a 1099S form that needs to be signed and returned to us in the enclosed envelope.

We hope that this matter has been handled to your entire satisfaction and that you will call upon us if we can be of further service to you. Should you have any questions concerning this matter, do not hesitate to call.

Sincerely,

Beverly Burnett
Commercial Closing Specialist

PROMISSORY NOTE

Lake Charles, Louisiana
February 28, 2019

For value received, the undersigned (ELIXIR OF LIFE, LLC (TIN xx-xxx2386) and SARAN JOHNSON ADAMS (SSN xxx-xx-4694)), jointly, severally, and in solido, promise to pay to the order of **1806 KNAPP STREET, LLC,** or any future holder of this note, (the "Note Holder"), the following sums:

a. The sum of **$472,000.00,** together with interest at the rate of 12.00% per annum from date until paid, payable as follows:

Interest Only. Interest only accruing beginning on December 28, 2018 and ending 12 months thereafter. The 12 months of interest only payments of **$4,720.00** per month commenced on January 28, 2019 and a like payment of $4,720.00 is payable on the 28th day of each succeeding month thereafter (for a total of 12 successive months of interest only payments, ending on December 28, 2019). (January 28, 2019 and February 28, 2019 interest only payments paid on date of this note.)

Payment of Principal. **$472,000.00** due and payable on December 28, 2019.

b. The sum of **$55,000.00** due upon the earliest to occur of the following:

1) December 31, 2019;
2) the undersigned maker refinancing the property located at 1806 Knapp Street, Lake Charles, LA 70601; or
3) the maker conveying the property located at 1806 Knapp Street, Lake Charles, LA 70601.

Payments to be made at 3355 Lenox Road NE #750, Atlanta, Georgia 30326 or at any other address given by Note Holder.

Failure to pay any of the installments or obligations of this note shall, at the option of the Note Holder, mature this note in its entirety, and all the remaining installments shall become immediately due and payable.

If maker is more than seven (7) days late in payment of any installment, maker will be assessed a late fee of five percent (5%) of the payment in default.

The maker has the right to prepay the whole outstanding principal amount (full prepayment) of this Note at any time without penalty.

The makers, endorsers, guarantors, and sureties of this note hereby severally waive presentment for payment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, and all pleas of

division and discussion. All endorsers, sureties, and guarantors hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Note Holder with respect to the payment or other provisions of this note or any act of Mortgage securing this note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

If this note should be placed in the hands of an attorney, after its maturity, to institute legal proceedings, to recover the amount thereof, or any part hereof, in principal or interest, or to protect the interest of the Note Holder hereof, or if the same should be placed in the hands of an attorney for collection, compromise, adjustment, settlement or other action, the makers, endorsers, sureties and guarantors bind themselves, in solido, to pay the fees of the attorney employed by the Note Holder for that purpose, which fees are hereby fixed at twenty-five (25%) percent of the amount due or sued for, or claimed or sought to be protected, preserved or enforced, but not less than $3,500.00.

Sarah Adams

ELIXIR OF LIFE, LLC
By: Saran Adams, officer

ELIXIR OF LIFE, LLC
By: Mark Adams, Manager

Saran Johnson Adams

SARAN JOHNSON ADAMS, individually

"Ne Varietur" for identification
With Sale with Vendor's Lien and Mortgage
And Pledge and Collateral Assignment of Leases and Rents
Done and Passed before me, Notary,
this 28th day of February, 2019.

Beverly Burnett

NOTARY PUBLIC

BEVERLY BURNETT - ID NO. 50158
NOTARY PUBLIC
COMMISSIONED FOR LIFE
CALCASIEU PARISH, LA

Calcasieu Parish Recording Page

H. Lynn Jones II
Clerk of Court
P.O. Box 1030
Lake Charles, LA 70602
(337) 437-3550

Received From :
ROBICHAUX, MIZE & WADSACK LLC (8)
1777 RYAN ST
LAKE CHARLES, LA 70601

First MORTGAGOR

ELIXIR OF LIFE LLC

First MORTGAGEE

1806 KNAPP STREET LLC

Index Type : MORTGAGES

File Number : 3346136

Type of Document : MORTGAGE PLEDGE & ASSIGNMENT

Book : 5315 **Page :** 837

Recording Pages : 12

Recorded Information

I hereby certify that the attached document was filed for registry and recorded in the Clerk of Court's office for Calcasieu Parish, Louisiana

On (Recorded Date) : 03/01/2019

At (Recorded Time) : 3:02:25PM

Doc ID - 032877760012

SEAL OF THE CLERK OF THE PARISH OF CALCASIEU LOUISIANA H. LYNN JONES II

CLERK OF COURT
H. LYNN JONES II
Parish of Calcasieu
I certify that this is a true copy of the attached document that was filed for registry and
Recorded 03/01/2019 at 3:02:25
File Number 3346136
Recorded in Book 5315 Page 837

Deputy Clerk

Additional Index Recordings

Index Type	Book	Page	File Number
CON	4311	112	3346136

Return To : ROBICHAUX, MIZE & WADSACK LLC (8)
1777 RYAN ST
LAKE CHARLES, LA 70601

Do not Detach this Recording Page from Original Document

SALE WITH VENDOR'S LIEN AND MORTGAGE
AND
PLEDGE AND COLLATERAL ASSIGNMENT OF LEASES AND RENTS

BE IT KNOWN, that before us, the undersigned Notaries Public, duly commissioned and qualified in and for our respective jurisdictions, and in the presence of the undersigned competent witnesses, came and appeared:

> **1806 KNAPP STREET, LLC**, a Louisiana limited liability company, (TIN: XX-XXX6412), whose municipal address is 1806 Knapp Street, Lake Charles, LA 70601, represented by its member, Tulsa Real Estate Fund, a non-Louisiana LLC, with Tulsa Real Estate Fund represented by Jermaine D. Morrison, its manager, as per company certificate/resolution attached hereto, (herein "Vendor" or "Mortgagee");
>
> And,
>
> **ELIXIR OF LIFE, LLC**, a non-Louisiana limited liability company authorized to do business in Louisiana, (TIN: XX-XXX2386), whose municipal address is 3714 Blarney Drive, Houston, TX 77047, represented by Mark Adams and Saran Adams, its duly authorized members, managers, and officers, (herein "Purchaser" or "Mortgagor");

who declared:

For the consideration and on the terms and conditions hereinafter expressed, Vendor does hereby sell, convey, assign and deliver with full warranty and subrogation to all rights and actions of warranty Vendor may have unto Purchaser, here present, accepting and purchasing for themselves, their successors and assigns, and acknowledging delivery and possession thereof, the following described property ("the property") situated in Calcasieu Parish, Louisiana:

> Lots 1, 2 & 3 of the WASEY SUBDIVISION, being a subdivision of the North Half (N/2) of Block Thirty-five (35) of Katrina B. Moeling Subdivision in Section 21, Township 9 South, Range 8 West, records of Calcasieu Parish, Louisiana, together with all buildings and improvements situated thereon; and that portion of Goos Boulevard adjacent to the above property that was abandoned by the City of Lake Charles in Conveyance Book 419 at page 160, and Conveyance Book 545 at page 374, records of Calcasieu Parish, Louisiana.
>
> Which property is located at 1806 Knapp Street, Lake Charles, LA 70601.

This sale is made and accepted subject to any and all servitudes, restrictions, oil, gas and other mineral sales, reservations and leases on file and of record in Calcasieu Parish, Louisiana.

VENDOR and PURCHASER hereby acknowledge and recognize that the property being sold and purchased is to be transferred in an "AS IS" condition, and PURCHASER does hereby relieve and release VENDOR from any claims or causes of action for redhibition pursuant to Louisiana Civil Code Article 2520, et seq. and article 2541, et seq. or for reduction of purchase price pursuant to Louisiana Civil Code Article 2541, et seq. Additionally, PURCHASER acknowledges that this sale is made without warranty of fitness for ordinary or particular use pursuant to Louisiana Civil Code article 2524.

TO HAVE AND TO HOLD the property and appurtenances unto the PURCHASER, their successors and assigns forever.

> This sale is made and accepted for and in consideration of the total sum and price of **THREE HUNDRED THIRTY-NINE THOUSAND AND 00/100 ($339,000.00) DOLLARS**, in deduction and part payment whereof PURCHASER has paid cash to the VENDOR: $14,166.00 paid on this date, receipt of which is hereby acknowledged. And for the balance, the Purchaser has furnished a promissory note (the "Note") for the sums of

$472,000.00 and $55,000.00, which sums constitute indebtedness that Purchaser owes unto Vendor; said sum of $472,000.00 due on December 28, 2019, and said sum of $55,000.00 due upon the earliest to occur of the following:

1) December 31, 2019;

2) the purchaser refinancing the property located at 1806 Knapp Street, Lake Charles, LA 70601; or

3) the purchaser conveying the property located at 1806 Knapp Street, Lake Charles, LA 70601.

The Note is dated of even date herewith, payable to the order of Vendor at 3355 Lenox Road NE #750, Atlanta, Georgia 30326, or at such other place as the holder thereof may from time to time designate in writing.

The Note is incorporated herein by reference. The Note stipulates that in case it shall become necessary to place the note in the hands of an attorney for collection, PURCHASER bind themselves to pay the fees of the attorney who may be employed for that purpose, which fees are hereby fixed at twenty-five (25%) percent upon the amount involved, but not less than $3,500.00. The note, after having been paraphed "Ne Varietur" for identification herewith, was delivered to the Vendor who acknowledges receipt thereof.

Without escrow, Purchaser shall furnish to annually to Vendor, before the taxes become delinquent, copies of tax receipts showing that all taxes on the property have been paid. Purchaser shall furnish to Vendor evidence of current paid-up insurance showing the Vendor as Loss Payee. Purchaser shall prepay said premiums one year in advance at the time of loan closing and shall provide the Vendor with written receipts for said premium payments at the time of closing. The Vendor and any subsequent holder of the note shall be an additional insured under the terms of said insurance policies. The amount of hazard insurance shall always be in an amount of not less than the replacement value of any improvements. Insurance required by Vendor shall be fire and extended coverage (including sprinkler leakage protection) covering all improvements, flood insurance (if in a FEMA certified flood zone), and comprehensive general liability insurance. All of the foregoing insurance shall be carried with responsible insurance companies authorized to transact business in the State of Louisiana. Purchaser shall deliver to Vendor the original policies evidencing such insurance.

If Purchaser fails to pay said insurance premiums or property taxes when due and then fails to remedy same within 15 days from notice of such failure, such failure shall constitute a default, and the holder of the note, at his option, may demand the entire loan/note balance immediately due and payable. If it so elects, rather than declaring the Note in default, the Vendor or any holder of the Note shall be authorized to pay such sums as are necessary for taxes and/or to see that the property is properly insured, any such sums to be secured by the mortgage granted herein.

Now, therefore, in order to secure the full and punctual payment of the note and any other indebtedness that Purchaser has unto Vendor, together with all interest accruing and to accrue thereon, and all costs, including attorney's fees, and the amount that may be paid by VENDOR for taxes, as hereinafter provided, the property herein conveyed is hereby and shall remain specially mortgaged and hypothecated, and affected by privilege and lien, in favor of VENDOR, it being agreed and understood that the present act shall bear confession of judgement in favor of VENDOR and any holder or holders of the note until final payment, PURCHASER hereby binding themselves and their successors not to alienate, deteriorate, encumber or mortgage the property to the prejudice of this mortgage; and agreeing and binding themselves to promptly pay all taxes that may accrue on the property; and PURCHASER further declared that in the event that any or all of the note or any installment thereof or any accrued interest, or any taxes or insurance on the property, be not paid at maturity, then all of the note shall at once become due and exigible, and it shall be lawful for, and PURCHASER hereby authorizes VENDOR to cause the property to be seized and sold under executory process, or other legal process, issued by any competent court, for cash, and without the benefit of appraisement, PURCHASER hereby confessing judgment in the full amount of the indebtedness due VENDOR in principal, interest, costs, expenses, reasonable attorneys' fees and other charges and specifically waiving the three day delay for payment before issuance of order of seizure and sale, notice of judgement, notice of seizure, and benefit of appraisal.

In the event of foreclosure, Vendor may elect to serve as keeper or to designate the keeper and if Vendor so elects, Purchaser hereby expressly authorizes and appoints the Vendor or its designee as the keeper of the property pursuant to LSA - R.S. 9:5136, et seq. The compensation of the keeper is hereby fixed at 1% of the amount due or sued for, or claimed or sought to be protected or enforced, and shall be secured by the lien of this mortgage.

The mortgage created herein secures the note and any other and future indebtedness of Purchaser to Vendor, including for any and all present obligations and future advances, loans, extensions of credit and/or other financial accommodations obtained and/or to be obtained by Purchaser from Vendor, as well as from the successors and assigns of the Vendor, from time to time, one or more times, now or in the future whether represented by promissory notes or otherwise, including interest, attorney's fees, insurance premiums, assessments, taxes and costs, advanced under the terms of this mortgage, and any other advances or expenditures made by the Vendor for expenses incurred by the Vendor in protection or in furtherance of its rights under this mortgage; the maximum amount to be secured hereunder at any one time to be One Million Dollars ($1,000,000.00). It is hereby agreed and understood that this mortgage shall be entitled to the continuing preference and priority provided by Louisiana Civil Code Ann. Article 3298, as it may be amended from time to time.

Purchaser waives any homestead exemption granted by the Constitution or the laws of the State of Louisiana, and further expressly waives: (a) the benefit of appraisement, as provided in Louisiana Code of Civil Procedure (ALa. C.C.P.@) Articles 2332, 2336, 2723 and 2724; (b) the demand and three days delay accorded by La. C.C.P. Articles 2639 and 2721; (c) the notice of seizure required by La. C.C.P. Articles 2293 and 2721; (d) the three days delay provided by La. C.C.P. Articles 2331 and 2722; and (e) the benefit of other provisions of La. C.C.P. Articles 2331, 2722, and 2723, and any other articles not specifically mentioned above.

Purchaser (a) will not remove or demolish or alter the design or structural character of any building now or hereinafter erected upon the premises unless Mortgagee consents thereto in writing; (b) will maintain the premises in good condition and repair; (c) will not commit or suffer waste thereof; (d) will comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Property.

Additional covenants:

(i) That the mortgaged property shall not be sold, alienated or encumbered to the prejudice of the Vendor or of this mortgage, without the Vendor's prior written consent. Purchaser agrees that, unless prior written approval has been obtained from Vendor, any sale, alienation or encumbrance, whether with or without assumption of the obligations secured hereby, shall constitute a breach of this mortgage and shall constitute default on the part of the Purchaser;

(ii) that in the event that Purchaser should become insolvent, file a petition in bankruptcy, or should proceedings be instituted to put Purchaser in involuntary bankruptcy, or should proceedings be taken against Purchaser looking to the appointment of a receiver, or syndic, or should Purchaser make an assignment for benefit of creditors, or should any order be issued by any court for the appointment of a receiver or for the sequestration, seizure or attachment of the herein described property or should there be created any other lien or charges superior in rank to the lien and mortgage herein granted, save a governmental assessment or levy, then and in any such event, the obligations secured hereby in principal and interest and all other indebtedness secured hereby shall, at the option of the Mortgagee, immediately become due and payable;

(iii) Purchase agrees to carry, or cause Purchaser's contractor and subcontractors to carry, such workmen's compensation, general liability, personal and property damage insurance as Vendor may require. Any lien filed against the property for work, or for materials furnished to Purchaser, shall be discharged by Purchaser within 10 days thereafter, at Purchaser's expense. If Purchaser fails to discharge any such lien, then Vendor, at Vendor's option, may discharge as additional rent of the next installment of rent falling due. Upon completion of any construction by Purchaser and upon payment of contractor, Purchaser shall obtain lien waivers for all work performed and shall submit same to Vendor;

(iv) Purchaser shall not keep on the property any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the property or that might be considered hazardous or extra hazardous by any responsible insurance company;

<u>Pledge of Leases and Rents.</u>

As stated above, Purchaser is indebted unto Vendor, represented in part by the said note executed of even date herewith in the principal sums of $472,000.00 and $55,000.00, and due and payable as fully set forth in said note, which note is paraphed "Ne Varietur" to identify it with this act, and which note is secured by this mortgage on the property herein.

And as further and additional security for the payment of Purchaser's indebtedness, including the note and all renewals thereof, for the payment and performance of all of the agreements of Mortgagor contained in this act and in the note, and for the payment and performance of any and all present or future loans or advances or other

indebtedness of Purchaser to Vendor of any nature now or hereafter arising up to the maximum amount outstanding at any one time, (herein the "obligations"), Purchaser does hereby and by these presents pledge, collaterally assign, transfer and set over unto Vendor all the right, title and interest of Purchaser in, under, or by virtue of any and all leases now in existence or hereafter made to tenants occupying all or portions of the property and any and all extensions of any such leases (the existing leases and all such existing and future leases being hereinafter referred to collectively as "Lease"), reserving, however, a license to collect, except as hereinafter provided, the rents, income, and profits accruing by virtue of said Lease as they respectively become due, but not in advance, and to enforce the agreements of said Lease, so long as there is no default by Purchaser in any of the obligations, including in this act/instrument.

Purchaser covenants as follows:

1. Notwithstanding said license, Purchaser agrees that Vendor, and not Purchaser, shall be and be deemed to be the creditor of each lessee in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such lessee (without obligation on the part of Vendor, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor's rights therein), with an option to Vendor to apply any money received by Vendor as such creditor in reduction of the aforesaid principal or interest or any other indebtedness secured or to be paid by said mortgage.

2. Purchaser agrees that in the event of default in the performance of any of the terms, covenants and conditions of the obligations and this act/instrument, and until such default shall have been fully cured, the license reserved herein by Purchaser shall cease and terminate, and Vendor is hereby authorized at its option to enter and take possession of the leased premises on the property, or any part thereof, and to perform all acts necessary for the operation and maintenance of said premises in the same manner and to the same extent that Purchaser might reasonably so act. In furtherance thereof and not by way of limitation, Vendor is empowered but shall be under no obligation to collect the rents, income and profits under said Lease, to enforce payment thereof and the performance of any and all other terms and provisions of said Lease, to exercise all the rights and privileges of Purchaser thereunder, including the right to fix or modify rents, to demand and sue for possession of the premises covered by said Lease, to relet the premises or any part thereof, and to collect the rents, income and profits under such new lease. Vendor shall from time to time apply the net amount of income after payment of all proper costs and charges, including loss or damage referred to hereinafter in paragraph 6 and including reasonable attorney's fees, to the sums then due to said Vendor under said obligations and this act/instrument. The manner of the application of such net income, the reasonableness of the costs and charges to which such net income is applied and the item or items which shall be credited thereby shall be within the sole and uncontrolled discretion of said Vendor. Such entry and taking possession of the leased premises, or any part thereof may be made by actual entry and possession, or by written notice served personally upon or sent by registered or certified mail to the last owner of the mortgaged premises appearing on the records of Vendor as Vendor may elect, and no further authorization shall be required. Vendor shall be accountable only for money actually received by it pursuant to this pledge/assignment.

3. Upon payment to Vendor of the full amount of the obligations, Vendor agrees to execute a release of this pledge/assignment upon request of Purchaser which Purchaser may record at Purchaser's expense.

4. Purchaser irrevocably consents that the lessee under said Lease, upon demand and notice from Vendor of Purchaser's default under said obligations and under this act/instrument, shall pay said rents, income and profits under Lease to Vendor without liability of said lessee for the determination of the actual existence of any default claimed by Vendor. Purchaser hereby irrevocably authorizes and directs lessee, upon receipt of any notice of Vendor stating that a default exists and that payments are due under or in the performance of any of the terms, covenants or conditions of said obligations or of this act/instrument, to pay to Vendor the rents, income and profits due and to become due under the Lease, and upon receipt of such notice Purchaser shall pay over, endorse, and deliver to Vendor all rents, income and profits that Purchaser may at that time or thereafter hold, whether due by lessee before or after receipt of such notice. Purchaser agrees that lessee shall have the right to rely upon any such notices of Vendor that lessee shall pay such rents, income and profits to Vendor, without any obligation or without any right to inquire as to whether such default actually exists and notwithstanding any claim of Purchaser to the contrary. Purchaser shall have no claim against lessee for any rents paid by lessee to Vendor. Upon the curing of all defaults in the payments due under or in the performance of any of the terms, covenants or conditions of the obligations or this act/instrument, Vendor may give written notice thereof to lessee and thereafter, until further notice from Vendor, lessee shall pay the rents, income and profits to Purchaser.

5. Vendor shall have the right to assign Purchaser's right, title and interest in said Lease to any subsequent holder of said note(s) or mortgage and to any person acquiring title to the mortgaged property through foreclosure or otherwise, and no assignee of Purchaser's interest in said Lease shall be liable to account to Purchaser for the rents, income and profits accruing after a default in the obligations or this act/instrument.

6. Purchaser agrees to indemnify and hold Vendor harmless of and from any and all liability, loss or damage which Vendor may incur under said Lease or by reason of this assignment/pledge, and of and from any and all claims or demands whatsoever which may be asserted against Vendor by reason of any alleged obligation or undertaking to be performed or discharged by Vendor under said Lease or this assignment/pledge. Nothing herein contained shall be construed to bind Vendor to the performance of any of the terms and provisions contained in said Lease, or otherwise to impose any obligation on Vendor, including, without limitation, any liability under the covenant of quiet enjoyment contained in said Lease in the event that the lessee shall have been joined as party defendant in any action to foreclose said mortgage and shall have been

barred and foreclosed thereby of all rights, title, interest and equity of redemption in said premises or property. Prior to actual entry and taking possession of the premises by Vendor, this assignment/pledge shall not operate to place responsibility for the control, care, management or repair of said premises upon Vendor or for the carrying out of any of the terms and provisions of said Lease. Should Vendor incur any liability by reason of actual entry and taking possession or for any other reason or occurrence or sustain loss or damage under said Lease or upon or by reason of this assignment/pledge or in the defense of any such claims or demands, Purchaser shall immediately upon demand reimburse Vendor for the amount thereof, including interest at 12%, costs and expenses and reasonable attorney's fees, and Vendor may retain possession and collect the rents, income and profits and, from time to time, apply them in or toward satisfaction of or reimbursement for said loss or damage.

7. Purchaser represents that Purchaser now is the absolute owner of said Lease with full right and title to assign the same and the rents, income and profits due or to become due thereunder; that said Lease is valid, in full force and effect, and has not been modified or amended except as stated herein; that there is no outstanding assignment or pledge thereof or of the rents, income and profits due or to become due thereunder, that there are no existing defaults under the provisions thereof on the part of either party, that the lessee has no defense, set-off or counterclaim against Purchaser; that the lessee is in possession and paying rent and other charges under the Lease and as provided therein, and that no rents, income or profits payable thereunder have been or will hereafter be anticipated, discounted, released, waived, compromised, or otherwise discharged, except as may be expressly permitted by said Lease. Purchaser covenants not to cancel, abridge, surrender, or terminate said Lease or change, alter or modify the same, either to reduce the amount of said rents, income and profits payable thereunder, or otherwise change, alter, abridge or modify said Lease, or make any subsequent assignment of said Lease, or consent to subordination of the interest of the lessee in said Lease, without the prior written consent of Vendor. Any attempt at cancellation, surrender, termination, change, alteration, modification, assignment or subordination of the Lease without the written consent of Vendor shall be null and void.

8. Purchaser agrees to execute and deliver to Vendor and hereby irrevocably appoints Vendor and its successors and assigns as its agent and attorney in fact to execute and deliver during the term of this assignment/pledge such further instruments as Vendor may deem necessary to make this assignment/pledge and any further assignment effective.

9. Said Lease shall remain in full force and effect irrespective of any merger of the interest of the lessor and lessee thereunder. Purchaser shall not transfer or convey title to said premises to any lessee without requiring such lessee in writing to assume or to take specifically subject to the obligations and this act/instrument.

10. Purchaser will not alter, modify or change the terms of any guaranties of the Lease or cancel or terminate such guaranties, nor consent to any assignment of the Lease or any subletting thereunder, nor request, consent or agree to or accept a subordination of the Lease to any mortgage or other encumbrance now or hereafter affecting the premises without the prior written consent of Vendor. Purchaser will not consent to or permit a material alteration of or addition to the premises without the prior written consent of Vendor.

11. Purchaser will not execute any other assignment or pledge of the Lease or of any interest therein or of any of the rents payable thereunder. Purchaser will perform all of its covenants and agreements as lessor under the Lease, will not suffer or permit to occur any release of liability of lessee or the accrual of any right in lessee to withhold payment of rents. Purchaser will give prompt notice to Vendor of any notice of Purchaser's default received from the lessee or from any other person and furnish Vendor with complete copies of said notice. If requested by Vendor, Purchaser will enforce the Lease and all remedies available to Purchaser against the lessee in case of default under said Lease by lessee.

12. Notwithstanding any variation of the terms of the obligations and/or mortgage, act/instrument, including increase or decrease in the principal amount thereof or in the rate of interest payable thereunder or any extension of time for payment thereunder or any release of part or parts of the lands subject to the mortgage, the Lease and the benefits hereby assigned shall continue as additional security in accordance with the terms of this assignment.

13. Vendor may take security in addition to the security already given Vendor for the payment of the principal and interest provided to be paid in or by the obligations or by this act/instrument or release such other security, may release any party primarily or secondarily liable on the obligations, may grant or make extensions, renewals, modifications or indulgences with respect to such obligations or this act/instrument and replacements thereof, which replacement of said obligations or this act/instrument may be on the same or on terms different from the present terms of said obligations or this act/instrument, and may apply any other security therefor held by it to the satisfaction of such obligations without prejudice to any of its rights hereunder.

14. Purchaser will not, without Vendor's prior written consent, execute any lease of all or any part of the above described property or give any consent to any lessee pursuant to said Lease. Purchaser shall give Vendor notice immediately upon entering into a lease of any part of the above described real estate, and upon the making of said lease, said lease shall be deemed included in this assignment/pledge as though originally listed herein.

15. Purchaser, at Purchaser's cost and expense, will (a) appear in and defend any action or proceeding arising under, growing out of or in any manner connected with said Lease or the obligations, duties or liabilities of

Purchaser or of a lessee thereunder, and pay all costs and expenses of Vendor, including reasonable attorneys' fees in any such action or proceeding in which Vendor may appear; (b) furnish to Vendor, within 10 days after request by Vendor to do so, a written statement containing the names of all lessees of the above described property, the terms of their respective leases, the spaces occupied and the rentals payable thereunder; (c) exercise within five days of any demand therefor by Vendor, any right to request from a lessee under said Lease a certificate with respect to the status thereof; and (d) furnish Vendor promptly with copies of any notices of default which Purchaser may at any time forward to any lessee of said Lease.

16. Should Purchaser fail to make any payment or to do any act as herein provided, then Vendor, but without obligation so to do and without notice to or demand on Purchaser, and without releasing Purchaser from any obligation hereof, may make or do the same in such manner and to such extent as Vendor may deem necessary to protect the security hereof, including specifically, without limiting its general powers, the rights to appear in and defend any action or proceeding purporting to affect the security hereof or the right or powers of Vendor, and to perform and discharge each and every obligation, covenant and agreement of the lessor in said Lease contained, and in exercising any such powers to incur and pay necessary costs and expenses, including reasonable attorneys' fees, all at the expense of Purchaser. Failure of the Vendor to avail itself of any of the terms, covenants and conditions of this pledge/assignment for any period of time, or at any time or times, shall not constitute a waiver thereof. The rights and remedies of Vendor under this instrument are cumulative and are not in lieu of but are in addition to any other rights and remedies which Vendor shall have under said obligations or this act/instrument. The rights and remedies of Vendor hereunder may be exercised from time to time and as often as such exercise is deemed expedient. The entering upon and taking possession of the above described property or the collection of rents, issues, profits, and advances and the application thereof as aforesaid, shall not cure or waive any default under this assignment/pledge, said obligations or this act/instrument in general, and Vendor may continue to so possess and collect even after any such default has been cured.

17. All covenants and agreements herein shall apply to, inure to the benefit of, and bind the respective heirs, executors, administrators, successors and assigns of Purchaser and Vendor.

18. Vendor herein, represented by its undersigned agent, declared that it does hereby accept all of the stipulations under the foregoing assignment/pledge, but by accepting same does not assume any of the obligations of Purchaser under the Lease. Nothing herein contained shall be construed as constituting Vendor a "mortgagee in possession" in the absence of the taking of actual possession of the above described property by Vendor pursuant to the provisions herein contained.

19. This pledge/assignment secures the payment and performance of the obligation up to the maximum amount of $1,000,000.00 that may be outstanding, from time to time, at any time.

Any failure on the part of the Vendor to exercise any options granted to it herein shall not constitute a waiver of the right to exercise the same at any other time.

This instrument automatically secures the payment of any renewal or refinancing note as may be accepted by Mortgagee in substitution of the note herein issued, without novation of the Mortgagor's indebtedness to Mortgagee.

No change, amendment, modification, abridgement, cancellation or discharge hereof or of any party hereof shall be valid unless consented to in writing by Vendor.

Taxes for the year 2019 and subsequent years are to be paid by Purchaser. Taxes for all prior years have been paid.

This act and the Note referenced herein constitutes the entire agreement between the parties. Any extensions, modifications, or amendments are to be made in writing.

If any provision of this act or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this act nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

[signature pages to follow]

THUS DONE AND SIGNED by the parties at my office in Atlanta, State of Georgia, on this 28th day of February, 2019, in the presence of me, Notary Public, and the following competent witnesses who have signed in the presence of the parties and me, Notary Public.

WITNESSES:

(Printed Name) Josh Smith

(Printed Name) LaSheita Thomas

Vendor:

1806 KNAPP STREET, LLC

By: ______________________

NOTARY PUBLIC

VIVIAN L BAKER
NOTARY
EXPIRES
GEORGIA
06-06-21
PUBLIC
FULTON COUNTY

THUS DONE AND SIGNED by the parties at my office in Lake Charles, State of **LOUISIANA**, on this 28th day of February, 2019, in the presence of me, Notary Public, and the following competent witnesses who have signed in the presence of the parties and me, Notary Public.

WITNESSES:

(Printed Name) Phyllis Leger

(Printed Name) Tricia Byrd

Purchaser:
ELIXIR OF LIFE, LLC

By: ______________________

By: ______________________

NOTARY PUBLIC

BEVERLY BURNETT - ID NO. 50158
NOTARY PUBLIC
COMMISSIONED FOR LIFE
CALCASIEU PARISH, LA

CERTIFICATE OF COMPANY RESOLUTION
FOR 1806 KNAPP STREET LLC

The undersigned, being the authorized signer for 1806 Knapp Street LLC, a Louisiana Limited Liability Company ("Company") hereby consents and certifies that the below is a true, correct and complete copy of resolutions of the company (the "Resolutions") duly adopted by the sole officer at a duly held meeting at which a quorum was present, and the Resolutions are now in full force and effect, and have not been amended, revoked or modified in any respect as follows:

1. That Tulsa Real Estate Fund, LLC, a Georgia Limited Liability Company, is the Managing Member of the Company, and is a Limited Liability Company existing in good standing under the laws of the State of Georgia, and that, as the Managing Member, has custody and control of the company seal and records of the Company. Tulsa Real Estate Fund, LLC's sole Manager is Tulsa Founders, LLC, a Georgia Limited Liability Company; that the Manager of Tulsa Founders, LLC is Jay Morrison Real Estate Partners, LLC, a New Jersey Limited Liability Company, and each of the foregoing entities authorized signor is Jermaine Morrison (p/k/a/ Jay Morrison); that any and all other companies and/or entities that are part of the signing and/or corporate structure of either 1806 Knapp Street, LLC or Tulsa Real Estate Fund, LLC all have Jay Morrison as the authorized signer; and that no other consent or approval of any Member, Manager, or any other third party entity, partnership, director, representative, corporation, or company within the corporate structure of either 1806 Knapp Street LLC and/or Tulsa Real Estate Fund, LLC is needed other than Jay Morrison.

2. That Jay Morrison, as the authorized signer of the Company, is hereby designated and authorized to execute and deliver any and all deeds, closing documents, amendments, closing statements, bills of sale, assignments, notices, commitments, certificates, affidavits, promissory notes, mortgages, vendor liens and any other documents of any kind or nature whatsoever, necessary to effect the sale, mortgage and vendors lien on the property at 1806 Knapp Street, Lake Charles, Louisiana, and to take from time to time any other actions which shall in its discretion determine to be appropriate to effect the sale and financing of the property known as Knapp Street, Lake Charles, Louisiana, ("Property"), and the execution and delivery of any document or instrument by said officer shall constitute conclusive evidence that the terms and conditions contained in said documents or instruments have been determined to be appropriate on behalf of the Company pursuant to this resolution.

3. The undersigned officer, on behalf of the Company, hereby authorizes the sale by vendor's lien and mortgage of the Property securing indebtedness extended to ELIXIR OF LIFE, LLC (TIN xx-xxx2386) and SARAN JOHNSON ADAMS (SSN xxx-xx-4694), as Purchaser & Mortgagor, said indebtedness including a note in the amount of $472,000.00 USD and a sum of $55,000.00 USD.

4. That any and all other actions heretofore taken by Jay Morrison as the authorized signer of the Company to execute and deliver any of the documents authorized by the foregoing resolutions, or to take any of the actions authorized by the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

Thus done and signed on this 28th day of February, 2019, in the City of Atlanta, State of Georgia before the undersigned Notary Public.

1806 Knapp Street LLC, a Louisiana Limited Liability Company

By: Tulsa Real Estate Fund, LLC, a Georgia Limited Liability Company, its Manager

By: Tulsa Founders, LLC, a Georgia Limited Liability Company, its Manager

By: Jay Morrison Real Estate Partners, LLC, a New Jersey Limited Liability Company, its Manager;

____

By: Jermaine Morrison (p/k/a/ Jay Morrison), its CEO/President and authorized signer

____

NOTARY PUBLIC

VIVIAN L BAKER
NOTARY
EXPIRES
GEORGIA
06-06-21
PUBLIC
FULTON COUNTY

STATE OF LOUISIANA

PARISH OF CALCASIEU

AUTHORIZATION TO ACT FOR ELIXIR OF LIFE, LLC

BE IT KNOWN, that before me, the undersigned Notary Public, in and for the Parish and State aforesaid, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, personally came and appeared:

MARK ADAMS, a resident of Harris County, Texas, 3714 Blarney Drive, Houston, TX 77047;

SARAN ADAMS, a resident of Harris County, Texas, 3714 Blarney Drive, Houston, TX 77047;

who, after being duly sworn, did acknowledge and declare that they are the members, managers and officers of ELIXIR OF LIFE, LLC a non-Louisiana limited liability company, and that they do hereby authorize and empower themselves to act for and in the name of the said ELIXIR OF LIFE, LLC to do the following:

MARK ADAMS and SARAN ADAMS are hereby vested with full and complete power to act for and on behalf of this limited liability company, said power to include, but not to be limited to the power to sell, purchase, lease, mortgage, pledge, borrow, and otherwise alienate, donate, give in payment, acquire, or encumber on such reasonable terms and conditions as they may see fit in their sole and complete discretion and further to execute any and all loan agreements, contracts, promissory notes, mortgages, instruments, documents, agreements, certificates, deeds, leases, options, agreements to purchase and sell, sales agreements as from time to time may be necessary and proper in their full and sole discretion and to contain such terms, covenants, and conditions as said they may deem necessary or appropriate as it pertains to the following described immovable property:

Lots 1, 2 & 3 of the WASEY SUBDIVISION, being a subdivision of the North Half (N/2) of Block Thirty-five (35) of Katrina B. Moeling Subdivision in Section 21, Township 9 South, Range 8 West, records of Calcasieu Parish, Louisiana, together with all buildings and improvements situated thereon; and that portion of Goos Boulevard adjacent to the above property that was abandoned by the City of Lake Charles in Conveyance Book 419 at page 160, and Conveyance Book 545 at page 374, records of Calcasieu Parish, Louisiana.

Which property is located at 1806 Knapp Street, Lake Charles, LA 70601.

THUS DONE AND SIGNED at my office in Lake Charles, Louisiana, on this 28th day of February, 2019, in the presence of me, Notary Public, and the following competent witnesses who have signed in the presence of the parties and me, Notary Public.

WITNESSES:

(Print Name) Phyllis Leger

(Print Name) Tricia Byrd

ELIXIR OF LIFE, LLC

By: ______________________
Mark Adams, Member, Manager, Officer

ELIXIR OF LIFE, LLC

By: ______________________
Saran Adams, Member, Manager, Officer

____
NOTARY PUBLIC

BEVERLY BURNETT - ID NO. 50158 NOTARY PUBLIC COMMISSIONED FOR LIFE CALCASIEU PARISH, LA

OMB NO. 2502-0265

A.	B. TYPE OF LOAN
U.S. DEPARTMENT OF HOUSING & URBAN DEVELOPMENT	1.[ ] FHA 2.[ ] FmHA 3.[X] CONV. UNINS. 4.[ ] VA 5.[ ] CONV. INS.
SETTLEMENT STATEMENT	6. FILE NUMBER E0885-001 / 7. LOAN NUMBER
	8. MORTGAGE INS CASE NUMBER

C. NOTE: *This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "[POC]" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.*

1.0 3/98 (ELIXIR OF LIFE LLC.PFD/E0885-001/47)

D. NAME AND ADDRESS OF BORROWER	E. NAME AND ADDRESS OF SELLER	F. NAME AND ADDRESS OF LENDER
ELIXIR OF LIFE, LLC 3714 Blarney Drive Houston, TX 77047	1806 KNAPP STREET, LLC 3355 Lenox Road, NE, Suite 750 Atlanta, GA 30326	

G. PROPERTY LOCATION	H. SETTLEMENT AGENT 72-1410831	I. SETTLEMENT DATE
1806 Knapp St. Lake Charles, LA 70601 Calcasieu County, Louisiana Lots 1, 2 & 3 of WASEY SUB.	Ironclad Title, L.L.C. PLACE OF SETTLEMENT 1777 Ryan Street Lake Charles, LA 70601	February 28, 2019

J. SUMMARY OF BORROWER'S TRANSACTION		K. SUMMARY OF SELLER'S TRANSACTION	
100. GROSS AMOUNT DUE FROM BORROWER:		**400. GROSS AMOUNT DUE TO SELLER:**	
101. Contract Sales Price	339,000.00	401. Contract Sales Price	339,000.00
102. Personal Property		402. Personal Property	
103. Settlement Charges to Borrower (Line 1400)	18,941.70	403.	
104.		404.	
105.		405.	
Adjustments For Items Paid By Seller in advance		*Adjustments For Items Paid By Seller in advance*	
106. City/Town Taxes to		406. City/Town Taxes to	
107. Property Taxes to		407. Property Taxes to	
108. Assessments to		408. Assessments to	
109. Construction Draws	133,000.00	409. Construction Draws	133,000.00
110.		410.	
111.		411.	
112.		412.	
120. GROSS AMOUNT DUE FROM BORROWER	490,941.70	*420. GROSS AMOUNT DUE TO SELLER*	472,000.00
200. AMOUNTS PAID BY OR IN BEHALF OF BORROWER:		**500. REDUCTIONS IN AMOUNT DUE TO SELLER:**	
201. Deposit or earnest money		501. Excess Deposit (See Instructions)	
202. Principal Amount of New Loan(s)		502. Settlement Charges to Seller (Line 1400)	
203. Existing loan(s) taken subject to		503. Existing loan(s) taken subject to	
204.		504. Payoff First Mortgage	
205.		505. Payoff Second Mortgage	
206.		506.	
207.		507.	
208. Vendor's Lien Note	472,000.00	508. Vendor's Lien Note	472,000.00
209.		509.	
Adjustments For Items Unpaid By Seller		*Adjustments For Items Unpaid By Seller*	
210. City/Town Taxes to		510. City/Town Taxes to	
211. Property Taxes to		511. Property Taxes to	
212. Assessments to		512. Assessments to	
213.		513.	
214.		514.	
215.		515.	
216.		516.	
217.		517.	
218.		518.	
219.		519.	
220. TOTAL PAID BY/FOR BORROWER	472,000.00	*520. TOTAL REDUCT. AMT DUE SELLER*	472,000.00
300. CASH AT SETTLEMENT FROM/TO BORROWER:		**600. CASH AT SETTLEMENT TO/FROM SELLER:**	
301. Gross Amount Due From Borrower (Line 120)	490,941.70	601. Gross Amount Due To Seller (Line 420)	472,000.00
302. Less Amount Paid By/For Borrower (Line 220)	(472,000.00)	602. Less Reductions Due Seller (Line 520)	(472,000.00)
303. CASH (X FROM) (TO) BORROWER	18,941.70	*603. CASH (TO) (FROM) SELLER*	0.00

L. SETTLEMENT CHARGES

	PAID FROM BORROWER'S FUNDS AT SETTLEMENT	PAID FROM SELLER'S FUNDS AT SETTLEMENT
700. TOTAL COMMISSION Based on Price $ @ %		
Division of Commission (line 700) as Follows:		
701. $ to		
702. $ to		
703. Commission Paid at Settlement		
704. to		
800. ITEMS PAYABLE IN CONNECTION WITH LOAN		
801. Loan Origination Fee % to		
802. Loan Discount % to		
803. Appraisal Fee to		
804. January Payment to 1806 KNAPP STREET, LLC	4,722.00	
805. Seller/Lender Points to 1806 KNAPP STREET, LLC	9,444.00	
806. Mortgage Ins. App. Fee to		
807. Assumption Fee to		
808.		
809.		
810.		
811.		
900. ITEMS REQUIRED BY LENDER TO BE PAID IN ADVANCE		
901. Interest From to @ $ /day (days %)		
902. MIP TotIns. for LifeOfLoan months		
903. Hazard Insurance Premium 1.0 years		
904.		
905.		
1000. RESERVES DEPOSITED WITH LENDER		
1001. Hazard Insurance months @ $ per month		
1002. Mortgage Insurance months @ $ per month		
1003. City/Town Taxes months @ $ per month		
1004. Property Taxes months @ $ per month		
1005. Assessments months @ $ per month		
1006. months @ $ per month		
1007. months @ $ per month		
1008. Aggregate Adjustment months @ $ per month		
1100. TITLE CHARGES		
1101. Settlement or Closing Fee to		
1102. Abstract or Title Search to		
1103. Title Examination to Ironclad Title, L.L.C.		
1104. Title Insurance Binder to		
1105. Document Preparation to Ironclad Title, L.L.C.		
1106. Notary Fees to		
1107. Attorney's Fees to Ironclad Title, L.L.C.	2,750.00	
(includes above item numbers:)		
1108. Title Insurance to Fidelity National Title Insurance Company	1,620.70	
(includes above item numbers:)		
1109. Lender's Coverage $		
1110. Owner's Coverage $ 339,000.00 1,620.70		
1111.		
1112.		
1113.		
1200. GOVERNMENT RECORDING AND TRANSFER CHARGES		
1201. Recording Fees: Deed $; Mortgage $; Releases $		
1202. City/County Tax/Stamps: Deed ; Mortgage		
1203. State Tax/Stamps: Revenue Stamps 0.00; Mortgage		
1204. Recording Fees to Calcasieu Parish Clerk of Court	405.00	
1205.		
1300. ADDITIONAL SETTLEMENT CHARGES		
1301. Survey to		
1302. Pest Inspection to		
1303.		
1304.		
1305.		
1400. TOTAL SETTLEMENT CHARGES (Enter on Lines 103, Section J and 502, Section K)	18,941.70	

Certified to be a true copy.

Ironclad Title, L.L.C.
Settlement Agent

ACKNOWLEDGMENT OF RECEIPT OF SETTLEMENT STATEMENT

Borrower:	ELIXIR OF LIFE, LLC
Seller:	1806 KNAPP STREET, LLC
Settlement Agent:	Ironclad Title, L.L.C. (337)433-0234
Place of Settlement:	1777 Ryan Street Lake Charles, LA 70601
Settlement Date:	February 28, 2019
Property Location:	1806 Knapp St. Lake Charles, LA 70601 Calcasieu County, Louisiana Lots 1, 2 & 3 of WASEY SUB.

I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction. I further certify that I have received a copy of the HUD-1 Settlement Statement.

ELIXIR OF LIFE LLC

BY:______________________________
Mark Adams, Member/Manager

ELIXIR OF LIFE LLC

BY:______________________________
Saran Adams, Member/Manager

1806 KNAPP STREET, LLC, appearing herein through it Member Tulsa Real Estate Fund

BY:______________________________
(Signature)

JERMAINE MORRISON
(Print Name)

CEO/PRESIDENT
(Title)

To the best of my knowledge, the HUD-1 Settlement Statement is a true and accurate account of the funds which were received and have been or will be disbursed by the undersigned as part of the settlement of this transaction.

____
Ironclad Title, L.L.C.
Settlement Agent

WARNING: It is a crime to knowingly make false statements to the United States on this or any similar form. Penalties upon conviction can include a fine and imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.

ACKNOWLEDGMENT OF RECEIPT OF SETTLEMENT STATEMENT

Borrower: ELIXIR OF LIFE, LLC

Seller: 1806 KNAPP STREET, LLC

Settlement Agent: Ironclad Title, L.L.C.
(337)433-0234

Place of Settlement: 1777 Ryan Street
Lake Charles, LA 70601

Settlement Date: February 28, 2019

Property Location: 1806 Knapp St.
Lake Charles, LA 70601
Calcasieu County, Louisiana
Lots 1, 2 & 3 of WASEY SUB.

I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction. I further certify that I have received a copy of the HUD-1 Settlement Statement.

ELIXIR OF LIFE LLC

BY: ____________________
Mark Adams, Member/Manager

ELIXIR OF LIFE LLC

BY: ____________________
Saran Adams, Member/Manager

1806 KNAPP STREET, LLC, appearing herein through it Member Tulsa Real Estate Fund

BY: ____________________
(Signature)

____
(Print Name)

____
(Title)

To the best of my knowledge, the HUD-1 Settlement Statement is a true and accurate account of the funds which were received and have been or will be disbursed by the undersigned as part of the settlement of this transaction.

____
Ironclad Title, L.L.C.
Settlement Agent

WARNING: It is a crime to knowingly make false statements to the United States on this or any similar form. Penalties upon conviction can include a fine and imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.
